Exhibit 99.1

Transaction information to Key Personnel of IHS Markit Ltd.

Context

•	IHS Markit and S&P Global are merging in a 100% stock deal

•	Combination of two world-class organizations

•	Highly complementary product sets – almost no business overlap

•	Transaction is highly synergistic

•	We believe this transaction is in the best interests of all IHS Markit customers, shareholders and employees

•	Working within a bigger firm with more products and services will give our people more career and mobility opportunities

•	We will work together in partnership to plan and execute the integration

Key messages

•	Enhances customer value proposition with unique, highly complementary assets

•	Builds scale and joint offerings in high growth markets and leverages significant innovation and technology capability, including IHS Markit Kensho and IHS Markit Data Lake

•	Accelerates growth and generates significant recurring revenue, balanced across major industry segments

•	Delivers expected cost synergies of ~$480M and revenue synergies of ~$350M, resulting in ~$680M EBITA impact

•	Maintains a strong balance sheet and produces substantial free cash flow, enhancing flexibility for capital return and M&A and driving significant EPS accretion beginning in year 2

•	Combines industry-leading talent, underpinning best-in-class execution

Benefits

•	Creates better business balance for both the legacy entities

•	Significant revenue synergies verticals as well as meaningful cost synergies

•	Leverage of high-quality talent and deep expertise of both organizations

•	Strong cultural fit

•	We will create a balanced portfolio of complementary assets:

•	High quality proprietary data assets across fixed income, equities and energy

•	Complementary workflow solutions

•	Leading provider of Credit ratings

•	Leading equity and fixed income index benchmarks

•	Leading energy price benchmarks

•	Transportation and Engineering

•	Combined company will have enhanced ability to serve high growth opportunities in:

•	ESG

•	Climate and Energy Transition

•	Private assets

•	Counterparty Risk Management

•	Supply Chain & Trade

•	Alternative Data

Financial details

•	Attractive financial rationale delivering a stronger balance sheet

•	Pro-forma annual revenue of more than $11.6bn

•	Targeted annual Free Cash Flow of $5bn by 2023

•	Target capital return of 85% of Free Cash Flow

•	Expect to deliver $480m in cost synergies and $350m in revenue synergies for a total EBITA synergies of $680m

•	Expect to deploy more than $1bn per year in dedicated technology spend

Transaction details

•	The transaction will have to undergo typical Hart-Scott-Rodino anti-trust review and EC approval

•	We expect the transaction will close in 6-9 months, subject to regulatory and shareholder approvals

•	It is imperative we operate both organizations as normal until closing

•	Detailed integration planning will start over the coming weeks

Our people

•	Following the close, in six to nine months pending regulatory and shareholder approval, the combined company will be led by Doug Peterson, CEO of S&P Global

•	Lance will continue to lead IHS Markit until close

•	Following close Lance will stay with the company for one year post close as a special advisor

•	The executive team of the combined company will comprise executives from both organizations – ensuring continuity and partnership between the companies at the highest level

•	The S&P Global board of directors will remain in place and be expanded to include four directors from IHS Markit

•	Merging companies will create overlap in some roles and we will look to review roles and people to ensure the best of both companies remain within the combined company

•	Anticipate some roles in the combined company will be impacted

•	For those who leave the firm, they will be offered an enhanced severance package

•	Committed to keep our people informed as we move through the integration process and post close

Key statements

•

Growth: Bringing IHS Markit and S&P Global together combines a valuable portfolio of highly complementary assets with strong positions in attractive growth markets and critical capabilities, together that positions our organization for new growth.

•	Brand Power: The combination of IHS Markit and S&P Global brings together two world-class organizations with some of the most powerful brands and assets in information services.

•

Strong Market Position: The scale of the combined company provides tremendous strategic flexibility, uniquely positioning our combined organization as a leader in benchmarking, pricing and information services across an unprecedented mix of sectors and industries.

•

Portfolio Diversification: While IHS Markit and S&P Global have well-defined organic paths to build operating leverage and growth, the combination diversifies the earnings mix creating a more resilient portfolio.

•

Financial Potential: The combined scale of IHS Markit and S&P Global presents significant opportunities to drive revenue and cost synergies of $680M EBITA. This transaction creates a stronger balance sheet and credit profile with greater capacity to generate free cash flow and therefore capital return.

•

Cloud Enabled: Both organizations have deployed their data into the cloud within data lakes, enabling easier access to meet growing customer data needs. By combining we can provide a single, richer source of critical data and information.

•	Our People: As a single organization, there are more compelling career opportunities for our people allowing them additional scope to develop and grow.

•	Leadership: The Executive team of the combined company will comprise executives from both organizations – ensuring continuity and partnership between the companies at the highest level.

•

Our Customers: Combining our customer-first cultures strengthens our ability to serve a greater set of needs and customized solutions, including the potential to link and create value from disparate data sets. Our complementary product portfolios will also broaden access to new customer personas across the combined organization.

•

Our Board of Directors: The combined company is committed to maintaining a well-respected, highly qualified and diverse Board with the appropriate skills, knowledge and experience to oversee the Company and its long-term strategic growth and performance. Upon closing, the combined company’s Board of Directors will include the current S&P Global Board of Directors and four independent directors from the IHS Markit Board. Richard Thornburgh, current Chairman of S&P Global, will serve as Chairman of the combined company.

Key facts

S&P Global

•	A strong brand, operating in the Financial Services and Commodities markets

•	A leading provider of ratings, pricing, indices and market intelligence

•	Strong historical financial performance with excellent growth prospects

•	Approximately 23,000 colleagues globally

•	Revenues in 2019 of $6.7bn and estimated $7.5bn in 2020

•	Headquartered in New York

•	Founded in 1860

•	Four key divisions:

•

1) Ratings – Ratings is an independent provider of credit ratings, research and analytics to investors, issuers and other market participants which are used by investors when making decisions about purchasing bonds and other fixed income investments.

•

2) Market Intelligence – Capabilities designed to help investment professionals, government agencies, corporations and universities track performance, generate alpha, identify investment ideas, understand competitive and industry dynamics, perform valuations and assess credit risk.

•

3) Platts – A leading independent provider of information and benchmark prices for the commodity and energy markets. Platts provides essential price data, analytics, and industry insight enabling the commodity and energy markets to perform with greater transparency and efficiency.

•

4) Indices – A global index provider maintaining a wide variety of indices to meet an array of investor needs. Indices’ mission is to provide transparent benchmarks to help with decision making, collaborate with the financial community to create innovative products, and provide investors with tools to monitor world markets

•	Business has been transformed over past 12 years and now one of the highest performing companies in its sector

•	Vision: “Powering the markets of the future”

•	Purpose: “Accelerate progress in the world: We provide intelligence that is essential for companies, governments and individuals to make decisions with conviction”

•	Values:

•	Relevance

•	Integrity

•	Excellence

•	Six foundational capabilities underpin the business:

•	Global

•	Customer Orientation

•	Technology

•	Innovation

•	Operational Excellence

•	People

•	Strong I&D credentials

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which S&P Global Inc. (“S&P Global”) and IHS Markit Ltd. (“IHS Markit”) operate and beliefs of and assumptions made by S&P Global management and IHS Markit management, involve uncertainties that could significantly affect the financial or operating results of S&P Global, IHS Markit or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will, ” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the transaction involving S&P Global and IHS Markit, including future financial and operating results and cost and revenue synergies, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for shareholders, benefits of the proposed transaction to shareholders, employees, customers and other constituents of the combined company, the outcome of contingencies, future actions by regulators, changes in business strategies and methods of generating revenue, the development and performance of each company’s services and products, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, general conditions in the geographic areas where we operate and our respective effective tax rates, cost structure, dividend policy, cash flows or liquidity — are forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; (ii) the ability of S&P Global and IHS Markit to obtain shareholder approval for the proposed transaction; (iii) uncertainty relating to the impact of the proposed transaction on the businesses of S&P Global and IHS Markit, including potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction and changes to existing business relationships during the pendency of the acquisition that could affect S&P Global’s and/or IHS Markit’s financial performance; (iv) the ability of S&P Global to successfully integrate IHS Markit’s operations and retain and hire key personnel; (v) the ability of S&P Global to implement its plans, forecasts and other expectations with respect to IHS Markit’s business after the consummation of the proposed transaction and realize expected synergies; (vi) business disruption following the proposed transaction; (vii) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including the upcoming U.S. presidential transition, the United

Kingdom’s withdrawal from the European Union, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. administration; (viii) the ability of S&P Global and IHS Markit to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber -attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (ix) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (x) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xi) changes in debt and equity markets, including credit quality and spreads; (xii) demand for investment products that track indices and assessments, and trading volumes of certain exchange-traded derivatives; (xiii) changes in financial markets, capital, credit and commodities markets and interest rates; (xiv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and (xvi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by S&P Global and IHS Markit from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on S&P Global’s or IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, each of S&P Global and IHS Markit disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, S&P Global and IHS Markit will file relevant materials with the SEC, including a registration statement on Form S-4 filed by S&P Global to register the shares of S&P Global common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of S&P Global and IHS Markit seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT S&P GLOBAL, IHS MARKIT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from S&P Global at its website, or from IHS Markit at its website. Documents filed with the SEC by S&P Global will be available free of charge by accessing S&P Global’s website at www.spglobal.com under the heading Investor Relations, or, alternatively, by directing a request by telephone to 866-436-8502 (domestic callers) or 212-438-2192 (international callers) or by mail to S&P Global at Investor Relations, S&P Global Inc., 55 Water Street, New York, NY 10041, and documents filed with the SEC by IHS Markit will be available free of charge by accessing IHS Markit’s website at www.ihsmarkit.com under the heading Investor Relations or, alternatively, by directing a request by telephone to 303-790-0600 or by mail to IHS Markit at IHS Markit Investor Relations and Corporate Communications, 15 Inverness Way East, Englewood, CO 80112.

Participants in the Solicitation

S&P Global, IHS Markit and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of S&P Global and IHS Markit in respect of the proposed transaction under the rules of the SEC. Information about IHS Markit’s directors and executive officers is available in IHS Markit’s Form 10-K for the year ended November 30, 2019, proxy statement dated February 28, 2020 for its 2020 Annual General Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Information about S&P Global’s directors and executive officers is available in S&P Global’s Form 10-K for the year ended December 31, 2019, proxy statement dated March 30, 2020 for its 2020 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from S&P Global or IHS Markit using the sources indicated above.